This document consists of 3 pages.



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      VETERINARY CENTERS OF AMERICA, INC.
            (Exact Name of Registrant as Specified in Its Charter)


           DELAWARE                           95-4097995
(State of Incorporation or Organization)     (IRS Employer
                                          Identification No.)


3420 OCEAN PARK BOULEVARD, SUITE 1000, SANTA MONICA, CALIFORNIA90405
(Address of Principal Executive Offices)      (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

      Title of each class           Name of each exchange on which
      TO BE SO REGISTERED           EACH CLASS IS TO BE REGISTERED
      ___________________           ______________________________

             None

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

          5 1/4% Convertible Subordinated Debentures Due May 1, 2006

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Item 1.   DESCRIPTION OF SECURITIES TO BE REGISTERED.
          __________________________________________

      Reference is made to the discussion set forth under the caption "Description of the Debentures" contained in the Form S-3 Registration Statement (File No. 333-8441) (the "Form S-3") of Veterinary Centers of America, Inc. ("Registrant") under the Securities Act of 1933, as amended. Such discussion is incorporated herein by reference to Registrant's Form S-3.

Item 2.   EXHIBITS.
          ________

 3.1 Certificate of Incorporation of the Registrant, as amended to date. Incorporated by reference to Exhibit 3.1 to Registrant's Report on Form 10-K, filed on March 31, 1993.

 3.2 Bylaws of the Registrant, as currently in effect. Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, File No. 33-40095.

 4.3 Indenture dated as of April 17, 1996 between Veterinary Centers of America, Inc. and the Chase Manhattan Bank, N.A. Incorporated by reference to Exhibit 4.3 to Registrant's Registration Statement on Form S-4, File No. 333-6667.

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                                   SIGNATURE



      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                      VETERINARY CENTERS OF
                                      AMERICA, INC.



Date:  October 16, 1996               By: /s/Tomas Fuller

                                        ________________________
                                        Tomas Fuller
                                        Chief Financial Officer
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